Exhibit 99.1

RingCentral Announces Revenue Increase of 40% for Second Quarter 2014

RingCentral Cloud Platform Selected by BT for UK Market

RingCentral OfficeTM Annualized Exit Monthly Recurring Subscriptions Grew 58%

San Mateo, Calif. – July 29, 2014 – RingCentral, Inc. (NYSE: RNG), a leading provider of cloud business phone systems, today announced financial results for the second quarter ended June 30, 2014.

Second Quarter Highlights:

•	Revenue increased 40% year-over-year to $52.8 million.

•	Total annualized exit monthly recurring subscriptions were up 38% year-over-year to $203.7 million.

•	RingCentral OfficeTM annualized exit monthly recurring subscriptions were up 58% year-over-year to $139.2 million.

•	Net monthly subscription dollar retention was over 99%.

“Our market-leading, cloud-based offering continues to disrupt the business communications market and drove our strong revenue growth in the quarter,” said Vlad Shmunis, RingCentral’s Chairman and CEO. “In addition, our plans to expand our presence with larger businesses are paying off. Our biggest customer deployment has now exceeded 1,200 users, further validating the robustness of our platform and go-to-market strategy. We are also proud to announce an agreement with BT to distribute our solutions in the UK. This is yet another strong testament to the unique value provided by RingCentral and our ability to deliver our cloud service internationally. This relationship with one of the world’s top telecommunications companies has expanded our lead in the carrier market, as we are the only pure-play cloud communication solutions provider serving carriers in three different countries.”

Financial Results of the Second Quarter 2014:

•	Revenue: Total revenue was $52.8 million for the second quarter of 2014, up 40% from the second quarter of 2013. Service revenue was $47.9 million for the second quarter of 2014, up 39% from the second quarter of 2013. Product revenue was $4.9 million for the second quarter of 2014, up 52% from the second quarter of 2013.

•	Net Income (Loss): Net income (loss) per diluted share was ($0.20) for the second quarter of 2014 compared with ($0.60) for the second quarter of 2013. Non-GAAP net income (loss) per diluted share was ($0.14) for the second quarter of 2014, compared with ($0.36) per diluted share for the second quarter of 2013.

•	Balance Sheet: Total cash and cash equivalents at the end of the second quarter of 2014 were $151.4 million, compared to $166.8 million at the end of the first quarter of 2014 and $116.4 million at the end of the fourth quarter of 2013.

Second Quarter 2014 and Recent Business Highlights:

•	Announced an agreement with BT, one of the world’s leading telecommunications service providers, to resell RingCentral’s cloud based business communications solutions in the UK market.

•	Signed a new alliance with Imago Group PLC, Europe’s largest video solutions distributor, to distribute RingCentral’s cloud business phone solutions through its reseller network in the UK market.

•	Dycom, a leading provider of specialty contracting services to the telecommunications and infrastructure industry, has expanded their deployment to more than 1,200 users.

•	TMC named RingCentral Office Enterprise Edition as a 2014 Unified Communications Product of the Year Award winner.

•	Received the “The Big Idea Award” at IBF’s Ventures Capital Investing Conference, an award that recognizes the most disruptive business model in the past 12-18 months.

•	Earned the Strategy Innovation Award at the San Francisco Chief Strategy Officer Summit for having the most Disruptive Strategy, recognizing RingCentral for pioneering the strategic initiative “Mobile First”.

•	RingCentral CEO and Founder Vlad Shmunis received the Ernst and Young Entrepreneur of the YearTM 2014 Award in the Software category in Northern California.

Conference Call Details:

•	What: RingCentral financial results for the second quarter of 2014 and outlook for the third quarter and full year of 2014.

•	When: Tuesday, July 29, 2014 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers may provide confirmation number 13586010 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13586010.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of cloud business communications solutions. Easier to manage and more flexible than on-premise communications systems, RingCentral’s cloud solution meets the needs of modern distributed and mobile workforces, while eliminating the expense and complications of on-premise traditional hardware-based systems and software. RingCentral is headquartered in San Mateo, California.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding the ability of our technology and services to continue to disrupt the business communications market, drive our revenue growth, expand our presence with larger customers and our lead in the carrier market, and enable our international growth. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended March 31, 2014, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported results include certain Non-GAAP financial measures, including Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share. We define Non-GAAP operating income (loss) as operating income (loss) excluding share-based compensation, legal settlements and other one-time items. We define Non-GAAP net income (loss) per share as net income (loss) per share assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance.

We have included Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share are frequently used by investors in their evaluations of companies, these Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these Non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, and other income and expenses, which are reconciling items between Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical Non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Our reported results also include our total annualized exit monthly recurring subscriptions and RingCentral Office annualized exit monthly recurring subscriptions. We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equals the monthly value of all customer subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated services revenues. We calculate our RingCentral Office annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric.

Investor Relations Contact:

Mitesh Dhruv, RingCentral

Greg Kleiner, ICR for RingCentral

(650) 581-9443

ir@RingCentral.com

Media Contact:

SSPR

Kristin Miller

(415) 470-2138

kmiller@sspr.com

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$151,418	$116,378
Accounts receivable, net	5,118	3,045
Inventory	2,174	2,111
Prepaid expenses and other current assets	9,125	5,214

Total current assets	167,835	126,748
Property and equipment, net	24,515	16,660
Other assets	2,053	1,777

Total assets	$194,403	$145,185

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,253	$4,414
Accrued liabilities	25,804	20,559
Current portion of capital lease obligation	920	347
Current portion of long-term debt	9,105	9,871
Deferred revenue	20,171	16,552

Total current liabilities	60,253	51,743
Long-term debt	20,494	24,356
Sales tax liability	3,939	3,988
Capital lease obligation	699	247
Other long-term liabilities	3,193	1,336

Total liabilities	88,578	81,670

Stockholders’ equity:
Common stock	7	6
Additional paid-in capital	262,447	193,574
Accumulated other comprehensive loss	(640)	(310)
Accumulated deficit	(155,989)	(129,755)

Total stockholders’ equity	105,825	63,515

Total liabilities and stockholders’ equity	$194,403	$145,185

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Services	$47,867	$34,471	$91,717	$66,744
Product	4,920	3,233	9,332	6,485

Total revenues	52,787	37,704	101,049	73,229

Cost of revenues:
Services	14,792	11,389	28,506	22,098
Product	4,751	3,273	8,940	6,301

Total cost of revenues	19,543	14,662	37,446	28,399

Gross profit	33,244	23,042	63,603	44,830

Operating expenses:
Research and development	10,874	8,606	20,547	16,110
Sales and marketing	25,688	16,324	49,645	33,466
General and administrative	9,492	11,231	18,459	17,781

Total operating expenses	46,054	36,161	88,651	67,357

Loss from operations	(12,810)	(13,119)	(25,048)	(22,527)
Other income (expense), net	(383)	(632)	(1,021)	(1,474)

Loss before provision (benefit) for income taxes	(13,193)	(13,751)	(26,069)	(24,001)
Provision (benefit) for income taxes	137	(132)	165	(120)

Net loss	$(13,330)	$(13,619)	$(26,234)	$(23,881)

Net loss per common share:
Basic and diluted	($0.20)	($0.60)	($0.40)	($1.05)

Weighted-average number of shares used in computing net loss per share:
Basic and diluted	67,295	22,766	65,557	22,699

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(26,234)	$(23,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,590	4,351
Share-based compensation	7,108	2,336
Non-cash interest expense related to debt	122	158
Loss on disposal of assets	24	—
Deferred income tax	82	(45)
Changes in assets and liabilities
Accounts receivable	(2,073)	728
Inventory	(63)	(318)
Prepaid expenses and other current assets	(3,911)	(2,055)
Other assets	(666)	(58)
Accounts payable	(504)	133
Accrued liabilities	5,116	3,254
Deferred revenue	3,619	2,416
Other liabilities	1,808	624

Net cash used in operating activities	(10,982)	(12,357)

Cash flows from investing activities:
Purchases of property and equipment	(10,506)	(5,951)
Restricted investments	—	(130)

Net cash used in investing activities	(10,506)	(6,081)

Cash flows from financing activities:
Net proceeds from secondary offering of common stock	57,167	—
Net proceeds from debt agreements	—	3,655
Repayment of debt	(4,751)	(3,961)
Repayment of capital lease obligations	(123)	(206)
Proceeds from issuance of preferred stock warrants	—	265
Payment of offering costs	(1,219)	(232)
Proceeds from exercise of stock options and common stock warrants	5,476	429

Net cash provided by (used in) financing activities	56,550	(50)

Effect of exchange rate changes on cash and cash equivalents	(22)	(10)
Net increase (decrease) in cash and cash equivalents	35,040	(18,498)
Cash and cash equivalents:
Beginning of period	116,378	37,864

End of period	$151,418	$19,366

RINGCENTRAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Revenues:
Services	$47,867	$34,471	$91,717	$66,744
Product	4,920	3,233	9,332	6,485

Total Revenues	52,787	37,704	101,049	73,229

Cost of Revenues reconciliation:
GAAP Services cost of revenues	14,792	11,389	28,506	22,098
Stock-based compensation	(348)	(87)	(644)	(168)

Non-GAAP services cost of revenues	14,444	11,302	27,862	21,930

GAAP Product cost of revenues	4,751	3,273	8,940	6,301

Gross margin reconciliation:
Non-GAAP Services	69.8%	67.2%	69.6%	67.1%
Non-GAAP Product	3.4%	-1.2%	4.2%	2.8%
Non-GAAP Gross margin	63.6%	61.3%	63.6%	61.4%
Operating expenses reconciliation:
GAAP Research and development	10,874	8,606	20,547	16,110
Stock-based compensation	(848)	(242)	(1,500)	(517)

Non-GAAP research and development	10,026	8,364	19,047	15,593

As a % of total revenues Non-GAAP	19.0%	22.2%	18.8%	21.3%

GAAP Sales and marketing	25,688	16,324	49,645	33,466
Stock-based compensation	(1,305)	(225)	(2,265)	(404)

Non-GAAP sales and marketing	24,383	16,099	47,380	33,062

As a % of total revenues Non-GAAP	46.2%	42.7%	46.9%	45.1%

GAAP General and administrative	9,492	11,231	18,459	17,781
Stock-based compensation	(1,430)	(668)	(2,699)	(1,247)
Legal related matters	—	(4,257)	—	(4,257)

Non-GAAP general and administrative	8,062	6,306	15,760	12,277

As a % of total revenues Non-GAAP	15.3%	16.7%	15.6%	16.8%

Loss from operations reconciliation:
GAAP loss from operations	(12,810)	(13,119)	(25,048)	(22,527)
Stock-based compensation	3,931	1,222	7,108	2,336
Legal related matters	—	4,257	—	4,257

Non-GAAP loss from Operations	(8,879)	(7,640)	(17,940)	(15,934)

Net loss reconciliation:
GAAP Net loss	(13,330)	(13,619)	(26,234)	(23,881)
Stock-based compensation	3,931	1,222	7,108	2,336
Legal related matters	—	4,257	—	4,257

Non-GAAP Net loss	$(9,399)	$(8,140)	$(19,126)	$(17,288)

Basic and diluted net loss per share
GAAP	$(0.20)	$(0.60)	$(0.40)	$(1.05)
Non-GAAP	$(0.14)	$(0.36)	$(0.29)	$(0.76)
Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	67,295	22,766	65,557	22,699